Exhibit 99.1

Gevo Resumes Commercial Production of Isobutanol

ENGLEWOOD, Colo. – June 18, 2013 - Gevo, Inc. (NASDAQ: GEVO) today announced that it has resumed commercial production of isobutanol at its Luverne, Minn. plant in single train mode, successfully utilizing its proprietary Gevo Integrated Fermentation Technology® (GIFT®).

“I am pleased to report that we have been successful in operating our full-scale fermentation and our GIFT® separation system that separates the isobutanol from the fermentation broth. This serves to further validate our technology as we had not previously run the GIFT® system at full scale. I can now say that it runs beautifully,” noted Patrick Gruber, Gevo’s Chief Executive Officer.

Gruber continued, “As you may recall, we had some microbial contamination in our plant that we have since learned to control and manage. The fixes included changing the fermentation conditions and related operating parameters, making equipment modifications to improve sanitization, and, most importantly, improving our operating discipline—the procedures we use at the plant.

“We plan to be producing isobutanol and operating throughout the rest of this year. While we are currently operating a single production train, we plan on bringing all of our fermenters and GIFT® systems online in the third and fourth quarters, testing run rates, then ramping up production and sales in 2013 and 2014,” noted Gruber.

Gevo will sell the isobutanol it produces, using it for market development in the specialty chemicals market, the specialty oxygenated fuel blendstock market, and as a building block to make jet fuel and chemical products such as paraxylene for PET used in the production of bottles and fibers.

About Gevo

Gevo is a leading renewable chemicals and next-generation biofuels company. Gevo’s patent-protected, capital-light business model converts existing ethanol plants into bio-refineries to make isobutanol. This versatile chemical can be directly integrated into existing chemical and fuel products to deliver environmental and economic benefits. Gevo has executed initial commercial-scale production runs at its isobutanol facility in Luverne, Minn., and has a marquee list of partners including The Coca-Cola Company, Sasol Chemical Industries and LANXESS Inc., an affiliate of LANXESS Corporation, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2012, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

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Media Contact:	Investor Contact:
Steve Halsey	Chelsea DeLong
Gibbs & Soell for Gevo	PR & Marketing Coordinator
T: (212) 697-2600	T: (303) 588-6306
shalsey@gibbs-soell.com	cdelong@gevo.com